EX 99.(j)(1)

Philip H. Newman 617.570.1558 pnewman@ goodwinprocter.com	Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109 T: 617.570.1000 F: 617.523.1231

April 17, 2009

Van Eck Worldwide Insurance Trust
335 Madison Avenue, 19th Floor
New York, New York 10017

Re:	Van Eck Worldwide Insurance Trust
Post-Effective Amendment No. 38 to Registration Statement on Form N-1A
File Nos. 033-13019; 811-05083

Ladies and Gentlemen:

Reference is hereby made to the Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of Van Eck Worldwide Insurance Trust (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

GOODWIN PROCTER LLP